Exhibit 99

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

      The following unaudited pro forma condensed combined financial statements have been prepared to give effect to the proposed acquisition by MGM MIRAGE of Mandalay Resort Group (“Mandalay”), and are derived from our historical financial statements, the historical financial statements of Mandalay, and the historical financial statements of Monte Carlo, a joint venture between us and Mandalay. The historical financial statements have been adjusted as described in the notes to the unaudited pro forma condensed combined financial statements.

      The unaudited pro forma condensed combined financial statements are prepared in accordance with Article 11 of Regulation S-X. Mandalay has historically had a fiscal year-end of January 31. Therefore, the historical Mandalay statements of income are for the year ended January 31, 2004 and the six months ended April 30, 2004, and the historical Mandalay balance sheet is as of April 30, 2004. The historical financial statements for Mandalay for the six months ended April 30, 2004 are derived from Mandalay’s historical financial statements for the three months ended April 30, 2004, and for the three months ended January 31, 2004, which are derived from Mandalay’s financial statements for the year ended January 31, 2004 less Mandalay’s financial statements for the nine months ended October 31, 2003.

      For purposes of the unaudited pro forma condensed combined balance sheet, we assumed the acquisition occurred on June 30, 2004. For purposes of the unaudited pro forma condensed combined statements of income, we assumed the acquisition occurred on January 1, 2003. In all cases, we applied the purchase method of accounting, which requires an allocation of the purchase price to the assets acquired and liabilities assumed, at fair value.

      The purchase price allocation reflected in the unaudited condensed combined financial statements is preliminary and is subject to revision. The final purchase price allocation will be completed after the transaction closes, and will be based on formal valuations of tangible assets, identification and valuation of identifiable intangible assets, and an analysis of the value of liabilities assumed. The final purchase price allocation may differ materially from the preliminary estimate due to different valuations and differences in useful lives and amortization methods applied to tangible and intangible assets. Therefore, the unaudited pro forma condensed combined financial statements are for informational purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position that we would have reported had the acquisition of Mandalay been completed as of the dates presented. Additionally, the unaudited pro forma condensed combined financial statements should not be considered representative of our future consolidated results of operations or financial position.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

for the Six Months Ended June 30, 2004

	MGM MIRAGE	Mandalay	Monte Carlo	Pro Forma		MGM MIRAGE
	Historical	Historical	Historical(a)	Adjustments		Pro Forma

	(In thousands, except per share data)
Revenues
Casino	$1,110,414	$654,398	$50,463	$—		$1,815,275
Rooms	467,265	370,118	62,377	—		899,760
Food and beverage	429,804	238,949	22,576	—		691,329
Entertainment, retail and other	343,484	167,079	16,923	(1,604	)(b)	525,882

	2,350,967	1,430,544	152,339	(1,604)		3,932,246
Less: Promotional allowances	(212,006)	(97,042)	(7,445)	—		(316,493)

	2,138,961	1,333,502	144,894	(1,604)		3,615,753

Expenses
Casino	547,121	338,388	26,691	—		912,200
Rooms	124,300	125,115	17,124	—		266,539
Food and beverage	240,687	165,044	16,345	—		422,076
Entertainment, retail and other	224,417	101,279	8,111	—		333,807
Provision for doubtful accounts	3,962	340	364	—		4,666
General and administrative	297,701	223,473	20,836	—		542,010
Corporate expense	34,196	19,028	—	—		53,224
Preopening and start-up expenses	2,000	3,858	—	—		5,858
Restructuring costs	4,314	—	—	—		4,314
Property transactions, net	3,677	1,432	(5)	—		5,104
Depreciation and amortization	195,037	100,962	7,010	2,625	(c)	305,634

	1,677,412	1,078,919	96,476	2,625		2,855,432

Income from unconsolidated affiliates	53,714	37,252	—	(44,822	)(a)	46,750
				606	(d)

Operating income	515,263	291,835	48,418	(48,445)		807,071

Non-operating income (expense)
Interest income	2,019	6,271	26	—		8,316
Interest expense, net	(182,432)	(91,547)	(12)	(150,027	)(e)	(424,018)
Non-operating items from unconsolidated affiliates	(12,895)	(4,134)	—	—		(17,029)
Other, net	(9,727)	—	—	—		(9,727)

	(203,035)	(89,410)	14	(150,027)		(442,458)

Minority interest	—	(32,238)	—	—		(32,238)

Income from continuing operations before income taxes	312,228	170,187	48,432	(198,472)		332,375
Provision for income taxes	(113,425)	(60,036)	—	52,514	(f)	(120,947)

Income from continuing operations	$198,803	$110,151	$48,432	$(145,958)		$211,428

Basic earnings per share
Income from continuing operations	$1.41					$1.50

Shares used in per share calculation	141,018					141,018

Diluted earnings per share
Income from continuing operations	$1.36					$1.45

Shares used in per share calculation	145,806					145,806

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

for the Year Ended December 31, 2003

			Monte
	MGM MIRAGE	Mandalay	Carlo	Pro Forma		MGM MIRAGE
	Historical	Historical	Historical(a)	Adjustments		Pro Forma

	(In thousands, except per share data)
Revenues
Casino	$2,037,514	$1,225,249	$95,136	$—		$3,357,899
Rooms	833,272	652,287	105,532	—		1,591,091
Food and beverage	757,278	454,602	41,410	—		1,253,290
Entertainment, retail and other	647,702	334,645	31,773	(2,956	)(b)	1,011,164

	4,275,766	2,666,783	273,851	(2,956)		7,213,444
Less: Promotional allowances	(413,023)	(175,684)	(13,596)	—		(602,303)

	3,862,743	2,491,099	260,255	(2,956)		6,611,141

Expenses
Casino	1,042,936	650,765	50,873	—		1,744,574
Rooms	234,633	231,093	33,015	—		498,741
Food and beverage	434,825	317,406	30,834	—		783,065
Entertainment, retail and other	428,834	204,765	16,261	—		649,860
Provision for doubtful accounts	12,570	2,105	911	—		15,586
General and administrative	583,599	459,090	41,574	—		1,084,263
Corporate expense	61,541	32,856	—	—		94,397
Preopening and start-up expenses	29,266	8,230	—	—		37,496
Restructuring costs	6,597	—	—	—		6,597
Property transactions, net	(18,941)	1,621	(20)	—		(17,340)
Depreciation and amortization	400,766	175,531	12,945	5,250	(c)	594,492

	3,216,626	2,083,462	186,393	5,250		5,491,731

Income from unconsolidated affiliates	53,612	81,183	—	(73,796	)(a)	62,220
				1,221	(d)

Operating income	699,729	488,820	73,862	(80,781)		1,181,630

Non-operating income (expense)
Interest income	4,078	8,503	92	—		12,673
Interest expense, net	(337,586)	(193,236)	(6)	(301,710	)(e)	(832,538)
Non-operating items from unconsolidated affiliates	(10,401)	(8,089)	—	—		(18,490)
Other, net	(12,160)	(6,327)	—	—		(18,487)

	(356,069)	(199,149)	86	(301,710)		(856,842)

Minority interest	—	(57,353)	—	—		(57,353)

Income from continuing operations before income taxes	343,660	232,318	73,948	(382,491)		267,435
Provision for income taxes	(113,387)	(82,471)	—	107,990	(f)	(87,868)

Income from continuing operations	$230,273	$149,847	$73,948	$(274,501)		$179,567

Basic earnings per share
Income from continuing operations	$1.55					$1.21

Shares used in per share calculation	148,930					148,930

Diluted earnings per share
Income from continuing operations	$1.52					$1.18

Shares used in per share calculation	151,592					151,592

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

as of June 30, 2004

			Monte
	MGM MIRAGE	Mandalay	Carlo	Pro Forma		MGM MIRAGE
	Historical	Historical	Historical(a)	Adjustments		Pro Forma

	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$185,793	$153,063	$14,053	$—		$352,909
Accounts receivable, net	166,166	92,888	8,656	—		267,710
Inventories	64,110	37,729	3,636	—		105,475
Deferred income taxes	48,458	16,762	—	—		65,220
Prepaid expenses and other	77,189	50,363	3,892	—		131,444
Assets held for sale	81,907	—	—	—		81,907

Total current assets	623,623	350,805	30,237	—		1,004,665

Property and equipment, net	8,790,673	3,576,630	296,205	(2,718	)(b)	16,139,521
				542,132	(g)
				2,936,599	(h)
Other assets
Investments in unconsolidated affiliates	791,812	574,725	—	(690,172	)(i)	647,379
				(28,986	)(d)
Goodwill and other intangible assets, net	232,353	135,575	—	2,087,163	(j)	2,437,126
				(37,965	)(k)
				20,000	(l)
Deposits and other assets, net	265,747	144,886	2,675	(37,207	)(m)	398,984
				22,883	(n)

Total other assets	1,289,912	855,186	2,675	1,335,716		3,483,489

	$10,704,208	$4,782,621	$329,117	$4,811,729		$20,627,675

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$127,650	$51,312	$2,846	$—		$181,808
Income taxes payable	38,118	13,148	—	—		51,266
Current portion of long-term debt	6,802	16,677	—	—		23,479
Accrued interest on long-term debt	95,629	45,071	—	—		140,700
Other accrued liabilities	512,764	207,541	22,734	—		743,039
Liabilities related to assets held for sale	7,207	—	—	—		7,207

Total current liabilities	788,170	333,749	25,580	—		1,147,499

Deferred income taxes	1,731,916	236,634	—	1,013,096	(o)	2,981,646
Long-term debt	5,526,728	2,868,800	—	118,831	(p)	13,618,101
				(400,000	)(q)
				(470,905	)(r)
				5,974,647	(s)
Other long-term obligations	148,054	162,587	79	12,019	(n)	322,739
Minority interest	—	48,350	—	—		48,350
Commitments and contingencies
Stockholders’ equity
Partners’ equity	—	—	303,458	(303,458	)(t)	—
Common stock	1,718	1,913	—	(1,913	)(t)	1,718
Capital in excess of par value	2,280,366	615,899	—	(615,899	)(t)	2,280,366
Deferred compensation	(14,871)	(66,163)	—	66,163	(t)	(14,871)
Treasury stock, at cost	(1,105,189)	(1,057,167)	—	1,057,167	(t)	(1,105,189)
Retained earnings	1,344,468	1,661,312	—	(1,661,312	)(t)	1,344,468
Accumulated other comprehensive income (loss)	2,848	(23,293)	—	23,293	(n)	2,848

Total stockholders’ equity	2,509,340	1,132,501	303,458	(1,435,959)		2,509,340

	$10,704,208	$4,782,621	$329,117	$4,811,729		$20,627,675

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

      The accompanying unaudited pro forma condensed combined financial statements present the pro forma results of operations and financial position of MGM MIRAGE and Mandalay Resort Group on a combined basis based on the historical financial information of each company and after giving effect to the acquisition of Mandalay by MGM MIRAGE. The acquisition will be recorded using the purchase method of accounting, with MGM MIRAGE as the acquirer.

      Mandalay has historically had a fiscal year-end of January 31. Therefore, the historical Mandalay statements of income are for the year ended January 31, 2004 and the six months ended April 30, 2004, and the historical Mandalay balance sheet is as of April 30, 2004. Certain reclassifications have been made to the historical Mandalay financial statements to conform to the presentation used in the MGM MIRAGE historical financial statements. Such reclassifications had no effect on Mandalay’s previously reported income from continuing operations.

      For purposes of the unaudited pro forma condensed combined balance sheet, we assumed the acquisition occurred on June 30, 2004. For purposes of the unaudited pro forma condensed combined statements of income, we assumed the acquisition occurred on January 1, 2003.

2.	Preliminary Purchase Price Allocation

      The following table sets forth the determination of the consideration paid for Mandalay as if the acquisition occurred on June 30, 2004 (in thousands, except per share amounts):

Cash consideration for outstanding Mandalay shares and stock options ($71 per share, 67.5 million outstanding shares and 0.8 million outstanding options at a weighted average exercise price of $22.60)	$4,829,849
Estimated fair value of Mandalay long-term debt being assumed or refinanced	2,604,308
Payment due on convertible debentures, $71 per converted share, 8.1 million converted shares	573,893
Estimated transaction costs and expenses	100,000

$8,108,050

      The following table sets forth the preliminary allocation of purchase price (in thousands):

Current assets	$381,042
Property and equipment	6,926,053
Goodwill	2,087,163
Other intangible assets	117,610
Other assets	411,599
Assumed liabilities, excluding long-term debt	(802,321)
Deferred tax effects of purchase price allocation	(1,013,096)

$8,108,050

      The amount allocated to intangible assets includes existing Mandalay intangible assets and the recognition of customer lists with an estimated value of $20 million and an estimated useful life of 5 years. We have not assessed the value of potential indefinite-lived intangible assets for purposes of the preliminary purchase price allocation. Allocation of the purchase price to such indefinite-lived intangible assets, which may include tradenames, trademarks and gaming license and other development rights, would not have any impact on pro forma depreciation and amortization expense.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS — (Continued)

3.	Pro Forma Adjustments

      The following are brief descriptions of each of the pro forma adjustments included in the unaudited pro forma condensed combined financial statements:

(a) To reflect the historical results of operations and assets and liabilities of Monte Carlo as if it were a consolidated subsidiary and to reflect the elimination of income from unconsolidated affiliate from the MGM MIRAGE and Mandalay historical financial statements. Purchase price adjustments related to recording the assets and liabilities of Monte Carlo at fair value are included in the pro forma adjustments. Monte Carlo is a partnership and therefore does not record a provision for income taxes. An adjustment to reflect an income tax provision on Monte Carlo’s income is included in pro forma adjustment (f) below.

(b) To eliminate intercompany payments from MGM MIRAGE to Monte Carlo related to the removal of service of the tram connecting Bellagio and Monte Carlo to facilitate the construction of the Bellagio expansion.

(c) To reflect adjustments to depreciation and amortization related to the recognition of depreciable property and equipment at fair value and the recognition of definite-lived intangible assets in the preliminary purchase price allocation.

(d) To reflect adjustments to the value of Mandalay’s investments in unconsolidated affiliates other than Monte Carlo, and the related impact on amounts recorded as income from unconsolidated affiliates.

(e) To reflect the pro forma interest expense resulting from the merger. For purposes of the pro forma calculations, we assumed that:

•	The $330 million outstanding under Mandalay’s bank credit facility at April 30, 2004 is refinanced;

•	The $141 million outstanding under Mandalay’s capital lease facility at April 30, 2004 is refinanced;

•	We borrow $6.0 billion to refinance such Mandalay debt and finance the merger consideration.

We have assumed a mix of fixed rate and variable rate borrowings, with an assumed weighted average interest rate of 5.9% (variable rate debt based on LIBOR at June 30, 2004). A 0.125% change in the estimated interest rate would result in a $7.5 million change in annual pro forma interest expense. The pro forma interest expense reflects the interest on the new borrowings and amortization of debt issuance costs related to the new borrowings, offset by reductions for the actual historical interest for the Mandalay debt assumed to be refinanced and the amortization of the premium recorded resulting from recording the Mandalay debt expected in the transaction at fair value.

(f) To reflect the tax effect of the pro forma adjustments at the 35% statutory rate. Also included in this amount is an adjustment to reflect an income tax provision on Monte Carlo’s income at the 35% statutory rate. See also pro forma adjustment (a) above.

(g) To reflect the net increase in value of Monte Carlo’s property and equipment.

(h) To reflect the net increase in value of Mandalay’s property and equipment.

(i) To eliminate the historical investments in Monte Carlo of MGM MIRAGE and Mandalay.

(j) To reflect the estimated goodwill resulting from the allocation of the purchase price to the fair value of assets acquired and liabilities assumed.

(k) To reflect the write-off of Mandalay’s historical goodwill.

(l) To reflect the intangible assets arising from the transaction.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS — (Continued)

(m) To reflect the write-off of Mandalay’s historical deferred financing costs.

(n) To reflect adjustments to the amounts recorded for Mandalay’s Supplemental Executive Retirement Program (“SERP”). In purchase accounting, the pension liability is adjusted to equal the projected benefit obligation, and all other amounts related to the SERP are written off. These adjustments also include an adjustment to reflect the required additional funding of the life insurance contracts on SERP participants in the case of a change in control, included in deposits and other assets.

(o) To reflect the deferred tax effects of the pro forma adjustments.

(p) To reflect Mandalay’s long-term debt at fair value.

(q) To reflect the conversion of Mandalay’s $400 million of convertible debentures, due 2033, upon the closing of the transaction. Holders of the convertible debentures are entitled to merger consideration at $71 per share on a basis of 8,083,000 converted shares.

(r) To reflect the refinancing of amounts outstanding under Mandalay’s existing bank credit facility and capital lease facility.

(s) To reflect the issuance of new debt to finance the acquisition.

(t) To eliminate the historical equity balances of Mandalay and Monte Carlo.

4.	Cost Savings, Merger-related Charges, and Disposals of Long-lived Assets

      The unaudited pro forma condensed combined financial statements do not reflect any cost savings of duplicative departments and redundant infrastructure, the benefit of operational efficiencies, or the benefit of revenue enhancements which may be achieved after the Mandalay acquisition.

      The unaudited pro forma condensed combined financial statements do not reflect any restructuring or other merger-related charges and liabilities resulting from possible actions taken as a result of the integration of Mandalay, such as certain exit activities, contract terminations or severance. We have not finalized any such plans and any charges related to such actions may be material.

      The unaudited pro forma condensed combined financial statements do not reflect any disposals of long-lived assets. We do not currently intend to dispose of any operating casino resorts, except for our required disposal of one of the casino resorts in Detroit, Michigan. We may dispose of other long-lived assets, such as undeveloped land or certain corporate assets, such as airplanes, but no assurance can be give as to if and when such disposals will occur.